CHINA HEALTH HOLDING INC.

    PARK PLACE, Suite 600 - 666 Burrard Street, Vancouver, BC, Canada V6C 2X8
              Tel: 604-608-6788..................Fax: 604-608-8786

                              PURCHASING AGREEMENT
             FOR 108 100% NATURAL TAIOIST HERBAL MEDICINAL PRODUCTS
                             FORMULAS AND OWNERSHIP


THIS AGREEMENT is made and enters into on the date 22nd of March , 2005. THE LEGAL EFFECTIVE AND EXECUTION IS MADE AND ENTERS INTO ON THE DATE 22nd of MARCH, 2005.

BETWEEN:

CHINA HEALTH HOLDING, INC., ( or its Nominee) a Company duly incorporated under the laws of the State of Nevada, USA, and having its office situate at: # Park Place Suite 600 - 666 Burrard Street, Vancouver, BC, Canada V6C 2X8.

(hereinafter called the "Vendee")
                                                  OF THE FIRST PARTY

AND:

Yu, XiaoFei, (or its Nominee), having an office at: Dept.of Philosophy, Da-You-Zhuang 100 Hao, Hai-Dian District, Beijing, 100091, P.R.China

Yu, Fei, (or its Nominee), having an office at: East 4 - # 602, Hai-Dian-Nan-Lu, Hai-Dian District, Beijing, 100080, PR China


(hereinafter called the " Vendor ")

                                                 OF THE SECOND PARTY

WHEREAS:

A. The Vendor is the legal and beneficial owner of " the 108 100% natural TAIOIST HERBAL medicinal products" and These products secrete formulas :A TOTAL 108 natural TAIOIST HERBAL medicinal products and their formulas as indicated in " SCHEDULE A " as attached. Together with the proprietary information, secrete formulas, trade secrets, industrial knowledge and know-how related to the products";

B. The Vendor desires to sale to the Vendee exclusively and 100% ownership of the 108 defined 100% natural taioistherbal medicinal Products Formulas and their intellectual property and the Vendee desires to purchase the ownership of these defined 108 natural taioist medicinal products formulas and their intellectual

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property from the Vendor in the defined the Vendee's territory, to use the aforesaid "The Purchased Products", and all Trade Mark, and the proprietary information, secrete formulas, trade secrets, industrial knowledge and know-how related thereto exclusively in the defined the Vendee's territory;

NOW THEREFORE THIS AGREEMENT WITNESSETH that for $1cdn and other valuable consideration and in consideration of the premises, the mutual covenants and agreement herein contained to be kept and performed by each of the parties hereto, the parties hereto hereby agree as follows:

1.   DEFINITIONS

1.1  In this Agreement the following definitions shall apply:

a. "Closing Date" means the date when both parties agree and sign this Agreement on 22nd day of March, 2005.

b. "The legal effective period" of this Agreement is the date of March 22nd , 2005 from the "Closing Date" of this Agreement being signed by both parties.

c. "Derivative Works" means any derivative of "The Purchased Products", including any modification, refinement, upgrade, improvement or derivation made to the Products by either the Vendor or the Vendee;

d. "Intellectual Property Rights" means all rights arising under federal, provincial, common or civil law with respect to the Purchased, including, without limitation, all patents, copyrights, secrete formulas, trade secrets, Trade-marks, proprietary information and know-how;

e. "The Purchased Products" means the Products, the Proprietary Information, Secrete Formulas and any Derivative Works;

f.   "Vendee's Territory" means the geographical areas of worldwide

g. "The Products" means that " the 108 100% natural taioist herbal medicinal products" and Their Secrete Products Formulas : as indicated as attached " SCHEDULE A". Together with the proprietary information, secrete formulas, trade secrets, industrial knowledge and know-how related to the products";

h. "Proprietary Information" means the proprietary information, secrete formulas, trade secrets, industrial knowledge and know-how acquired and developed during the invention, developing and refinement of " the Purchased Products" and any information concerning a party or a party's business whether or not a matter of public knowledge;

i. "Trade-marks/ Trade Names/Brand Names "means the Trade-marks/Trade names/Brand Names registered directly or indirectly in the name of the Vendee exclusively in the defined the Vendee's Territory.

j. "Utilize" means, when used in conjunction with the ownership of the Purchased Products, the act of assigning, sublicensing, marketing, selling, using, exploiting and otherwise utilizing such Purchased.

2. The108 100% NATURAL TAIOIST HERBAL MEDICINAL PRODUCTS Formulas and Ownership Purchased by CHINA HEALTH HOLDING INC. (CHINA
     HEALTH).

2.1  CHINA HEALTH's Ownerships purchased:

The Vendor hereby grants to the Vendee:

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a.   the exclusive ownership to utilize the Purchased Products and their secrete formulas exclusively in the Vendee's Territory;

b. the exclusive ownership rights to register the Trade marks/Trade Names of the Purchased Products under the name of the Vendee in the defined the Vendee's Territory;

c. the exclusive rights to use, replicate, copy, modify, adopt and manufacture the Purchased Products for the purpose of developing Derivative Works;

d. the exclusive rights to use, replicate, copy, modify, adopt the Purchased for the exclusive purpose of performing the Vendee's obligations under this Agreement and only to the extent reasonably required to accomplish such purpose; and

e. the exclusive rights to make copies of the Purchased Products for demonstration use only and to distribute them at no charge, together with end-user license in a form acceptable to the Vendee and the Vendor, and such documentation as the Vendor and the Vendee agree upon, packaged in a form and substance acceptable to the Vendor and the Vendee for the exclusive purposes of demonstrating the Purchased Products by the Vendee in the Vendee's territory.

f. the exclusive rights to the Purchased Products Formulas to exclusively manufacturing under the Vendee's Branding and Trade Marks in the defined the Vendee's Territory

g. The Vendor agree that the Vendee will have the 1st refusal right option to acquire any new products' Licensing or/and ownership Rights in the Vendee' Territory which the Vendor has developed after this Agreement being signed by both parties.

2.2  Transfer of The Purchased Products and The Proprietary Information

The Vendor shall provide the Vendee with copies of the Purchased Products and Proprietary Information within 10 days of the date of this Agreement for the demonstration and marketing and valuation purposes.

2.3  Vendee's Review

With the full permission of the Vendor, the authorized representatives of the Vendee could enter the Vendor's premises at all reasonable times for the purpose of inspecting the Purchased Products and their secrete formulas under this Agreement and the methods of the manufacturing them and shall, if called upon by the Vendee to do so, furnish all necessary information and assistance to permit the Vendor to investigate and verify the Vendor's compliance with this Agreement.

3.   Trade-Marks/Trade Names/Brand Names License

3.1  Ownership

The Vendor hereby grants to the Vendee the exclusive ownership to use and register " The Purchased Products " directly or indirectly in the name of CHINA HEALTH HOLDING, INC. or its Nominee for its own Trade-marks or/and Trade Names/Brand Names in the Vendee's Territory in connection with the Vendee Utilizing the Purchased Products.

3.2  Ownership of Trade-Marks/Trade Names/Brand Names

The Vendor acknowledges that the Vendee is the sole owner of the Trade-Marks/Trade Names/Brand Names for "The Purchased Products in the Vendee's Territory in the connection with the Vendee Utilizing the Purchased Products and agrees that all use by the Vendee of the Trade-marks"/Trade Names/Brand Names in

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any manner whatsoever shall enure to the benefit of the Vendee and that no right, title or interest in the Trade-marks/Brand Names/Trade Names is transferred to the Vendor and any other 3rd parties except the right to use the Trade-marks/ Trade names/Brand Names in the manner and subject to the terms and conditions set forth herein.

3.3  Form of Trade-marks/Trade Names/Brand Names Use

The Vendor and the Vendee shall use the Trade-marks/Trade-Names/Brand Names only in the style as registered under the Vendee (CHINA HEALTH HOLDING, INC.) in the Vendee's Territory in connection with the Vendee Utilizing the Purchased, or if not registered, as used by the Vendor, and any variation from such style shall be subject to the Vendee's prior written consent.

3.4  Unauthorized Use

The Vendor agrees not to use " The Purchased Products" in the define territory for any other of the Trade-mark/Trade Names for any other 3rd parties , except exclusively use for the Trade-marks/Brand Names/Brand Names of the Vendee in the Vendee's Territory, unless authorized to do so in writing.

3.5  Defense of Trade-marks/Trade Names/Brand Names

The Vendor shall cooperate with the Vendee for the purpose of the Vendee registering, maintaining, renewing, licensing, or defending the Vendee's Trade-marks/Trade-Names/Brand Names, including executing and registering with all applicable government or regulatory authorities registered user agreements for the Vendee's Trade-marks/Trade- names/Brand Names.

3.6  Compliance with Trade-mark/Trade-Name/Brand Name Law

The Vendor and the Vendee shall at all times comply with the Trade-marks/Trade-Names/Brand Names laws, regulations, degrees and requirements in effect from time to time in the jurisdictions in which the Vendee exclusively owns and uses and register the Trade-marks/Trade- Names/Brand Names for " The Purchased Products and Their Secret Formulas".

3.7  Trade-marks/Trade-Names/Brand Names Credits

The Vendor and the Vendee shall include

a. on all "The Purchased Products and Their Secrete Formulas" and in all advertisements, specification sheets and other sales and promotional material in or on which one of the Trade-marks/Trade- Names/Brand Names is used, a notice stating that it is the Vendee's Trade-marks/Trade-Names/Brand Names or other words of similar import; and

b. on all " The Purchased Products" by the Vendor for the Vendee exclusively in the Vendee's Territory bearing one or more of the Trade-marks/Trade-Names/Brand Names a notice that all such Trade-marks/Trade-Names/Brand Names are Trade-marks/Trade-Names/Brand Names of the Vendee, or words of similar import, shall have noted thereon the name of the manufacturer, the country of domicile, and the place of manufacture of the Purchased and, in addition, notice shall be given on such Purchased Products by the Vendor exclusively for the Vendee as a Vendee in the Vendee's Territory, or words of similar import.

3.8  Use of Other Trade-marks/Trade- Names/Brand Names

The Vendee shall be entitled to use exclusively other designations or Trade-marks/Trade-Names/Brand Names in connection with its Utilizing the Purchased but shall not adopt or use as one of its own Trade-marks/Trade-Names/Brand Names, a Trade-Mark/Trade- Name/Brand Name which includes or which is confusingly similar to any of the Trade-mark/Trade-name with one of the Trade-marks/Trade-Names or otherwise modify of alter any of the Trade-marks/Trade Names/Brand Names and, in the event the Vendee calls the attention of the Vendor to any confusion or risk of confusion, the Vendor shall accept and adopt any reasonable suggestion for avoid such confusion.

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3.9  Prohibited Use of Trade marks/Trade-names/Brand Names

The Vendor acknowledges that is does not have the right to include or use any the Trade-marks/Trade- Names/Brand Names or any translation thereof in its corporate name or the corporate name of any subsidiary or affiliate unless specifically authorized to do so in writing by the Vendee in the Vendee's Territory in connection with the Vendee Utilizing the Purchased Products.

3.10 Termination of Authorized Use and Name

Immediately upon termination upon written request by the Vendee, whichever occurs first, the Vendor Shall take all steps necessary to cause the name of the Vendor, or any affiliate or subsidiary which may have one of the Trade-marks/Trade Names /Brand Names or translation thereof in its name to be changed to remove there from the Trade-Marks/Trade Names/Brand Names or translation involved, and shall cause to filed promptly the necessary amendment documents with the appropriate authorities so as to correct the corporate records to remove all reference to the Trade-mark/Trade Names/Brand Names or translation involved.

3.11 No Registration by Vendor

The Vendor agrees that it will not register the Purchased Products and Their Secrete Formulas in the Vendee's Territory countries of the world (in connection with the Vendee Utilizing the Purchased Products) any of the Trade-marks/Trade-Names/Brand Names or translations thereof, or any Trade-mark and trade name/Brand Names which includes or is similar to any of the Trade-marks/trade names/Brand Names unless specifically authorized in writing do so by the Vendee or unless the Vendor is acting solely as agent for the Vendee's Purchased Products which Enhanced and Created by the Vendor.

3.12 Maintenance of Trade-marks/Trade names/Brand Names & Goodwill

The Vendor agree that The Vendee shall exclusively right and ownership to register all these Purchased Products for the Trade-marks/Trade names/Brand Names in the Vendee's Territory countries of the world (in connection with the Vendee Utilizing the Purchased Products).

The Vendor shall conduct its business and use these exclusive Trade-marks/trade names/Brand Names in the promotion and sale of the Purchased Products, in respect of the handling of warranty claims and maintenance and the service matters after the sale of the Purchased, and all other matters affecting the Purchased Products in a manner in which will uphold and enhance the reputation of the Trade-marks/Trade Names/Brand Names in the market place and the Vendor will not engage in or permit any commercial or other practices which may tend to injure or impair the value of the Trade-marks/Trade names/Brand Names and the Vendor shall accept and adopt all reasonable suggestions for a change of any practices by the Vendor or others under its control which, in the opinion of the Vendee, are harmful to any of the Trade-marks or the goodwill which they represent.

3.13 Application to other Trade-marks/Trade Names/Brand Names

The Vendee shall be entitled to the same rights and benefits and subject to the same duties and obligations as are set forth herein for the Trade-Marks in respect of any Trade-marks or trade names or brand names which their owners may authorize the Vendee to authorize the Vendor to use in connection with the Vendee's Utilizing the Purchased Products.

3.14 Trade-marks/Trade Names/Brand Names Infringement

The Vendor agrees to notify the Vendee, in writing, of any conflicting uses of the Trade-marks/Trade names/Brand Names, any application for or any registration of any of them by anyone other than the Vendee and acts of infringement or acts

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of unfair competition involving the Vendee's exclusive Trade-marks/Trade
Names/Brand names, anywhere in the Vendee's Territory counties, promptly after such matters are brought to its attention, or it has knowledge thereof.

3.15 Covenant of the Vendee

The Vendee covenants and agrees to maintain the Trade-marks/Trade names/Brand Names in good standing in accordance with the requirements of the applicable legislation in the Vendee' Territory.

4.   CONSIDERATION

The consideration due and payable to the Vendor from the Vendee for the Purchased Products and Their Secrete Formulas and their Intellectual Property granted to the Vendee herein shall be:

The Board of Director's Resolution
For  CHINA HEALTH HOLDING INC.: ASSETS:
To Purchase the 108 100% Natural TAIOIST HERBAL Medicinal products Formulas/line Legally vend in and CHINA HEALTH's 100% Legal ownership

CHINA HEALTH HOLDING INC.,  (or its nominee), confirm that:

4.1 CHINA HEALTH HOLDING INC. has received A FORMAL AND LEGAL VEND IN : as an ASSETS of CHINA HEALTH HOLDING INC. for 108 products formulas/line, as defined as above : as 108 100 % natural taioist herbal medicinal products formulas/lines, from its founder : Mr. Yu, XiaoFei, and Mr. Yu, Fei , the scientists and Taoist Medicinal experts in PR China.

4.2 CHINA HEALTH HOLDING INC. confirm that CHINA HEALTH HOLDING INC. has received the proprietary information and their secrete products formulas of these 108 100% natural taioist herbal medical products formulas/line and CHINA HEALTH has stored these proprietary information in a secure location for the future CHINA HEALTH HOLDING, INC.' development, manufacturing and global commercialization.

4.3 CHINA HEALTH HOLDING INC. confirm that CHINA HEALTH has the 100% legal ownerships and rights for these 108 100% natural TAIOIST herbal medicinal products and their secrete formulas for the global market.

4.4  CHINA HEALTH HOLDING INC. agreed to pay to:
1). Mr. Yu, XiaoFei , or his nominee for an annual Royalty ( gross sale): 4%
2). Mr. Yu, Fei, or or his nominee for an annual Royalty ( gross sale): 1%


2). CHINA HEALTH HOLDING INC.'s founders shares to: a). Mr. Yu, XiaoFei for a total 3,500,000 common shares ( THREE MILLIONS AND FIVE HUNDREDS THOUSANDS), and
b). Mr. Yu, Fei for a total 1,000,000 common shares ( ONE MILLION COMMON SHARES), all are at 0.001 USD par value per share, OR/AND CHINA HEALTH HOLDING INC.'S FAIR MARKET VALUE AT 0.30USD PER COMMON STOCK . CHINA HEALTH agree to pay for this shares positions for Mr. Yu, XiaoFei and Mr. Yu, Fei after signed and legally this agreementon March 22ndth, 2005 immediately.

3). The Research and Development Consultant Services in the past to Mr. Yu, Xiao Fei, (or its Nominee ) $ 10,000 USD. Both Vendor and Vendee agree that this R&D Consultant Services Fees will be paid to the Vendor after the Vendee successfully receive capital financing or/and generate enough revenue to keep up CHINA HEALTH HOLDING, INC. to move forward into the global market. And a 10% annual interest will be applied for .
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5.   CLOSING FOR LEGALLY EFFECTIVE AND EXECUTION DATE

The Closing of the transaction contemplated herein and legal effective and execution date shall take place at 22nd of MARCH, 2005 in Vancouver, BC Canada and Beijing PR China when both parties signed this Agreement on March 22nd ., 2005, all the terms and conditions of this Agreement will start to be effective immediately on March22nd 2005.

6.   Delivery of Products

6.1 Within 10 days of the Vendee's execution of this Agreement, or within 10 days of when the same is available to the Vendor, whichever is later, the Vendor shall delivery to the Vendee one copy of the current version of each Product and the Proprietary Information necessary to enable the Vendee to develop prototypes of the Products and commercially exploit the Products within the Vendee' Territory.

6.2 Each party shall deliver to the other, within 10 days of their development; any Derivative Works which that party has developed.

7.   Representations And Warranties of The Vendor

The Vendor represents and warrants to the Vendee that:

a. the Vendor is a corporation duly organized, validly existing and in good standing under the laws of Nevada, USA, and has all requisite corporate power and authority to execute, deliver and perform under this Agreement and consummate the transactions contemplated herein;
b. this Agreement has been duly and valid authorized, executed and delivered by the Vendor and constitute a valid and binding obligation on the Vendor and fully enforceable in accordance with its terms;
c. the Vendor owns and possesses and has all Intellectual Property Rights and good and marketable title to the Products free and clear of any and all mortgages, liens, charges, pledges, security interests, encumbrances and other claims whatsoever, and the Vendor has full power and absolute authority to license the Products without first obtaining the consent of any other person or body corporate except as set forth herein;
d. there is no pending or threatened legal actions or administrative hearing challenging the right of the Vendor or its Intellectual Property Rights in the Products or its right to the Trade-marks;
e. no third parties have distribution rights or licenses to Utilize any of the Products which derived through the Vendor in the Vendee's Territory;
f. the Vendor has the requisite power and authority to enter into this Agreement and this Agreement has been duly and validly authorized, executed and delivered by the Vendor and constitutes a valid and binding obligation of the Vendor fully enforceable in accordance with its terms;
g. to the knowledge of the Vendor the Products do not infringe upon the proprietary rights of any other person or entity.

8.   Representations and Warranties of the Vendee

The Vendee represents and warrants to the Vendor that:

a. the Vendee is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, USA, and has all requisite corporate power and authority to execute, deliver and perform under this Agreement and consummate the transactions contemplated herein; and
b. no consent, authorization or approval of exemption by, or filing with, any governmental or public body or authority is required in connection with the execution, delivery and performance by the Vendee of this Agreement.

9.   Conditions Pertinent to the Obligations of the Vendee

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The obligations of the Vendee hereunder are subject to the fulfillment, at or prior to the Closing, of each of the following conditions, any or all of which may be waived in writing by the Vendee in its sole discretion:

a.   Accuracy of Representations and Warranties
Each of the representations and warranties of the Vendor contained in this Agreement shall be true on and as of the Closing date with the same force and effect as though made on and as of the Closing Date, and the Vendor shall have delivered to the Vendee a certificate to that effect;

b.   Performance of Covenants
The Vendor shall have performed and complied with all covenants, obligations and agreements to be performed or complied with by it on or before the Closing Date pursuant to this Agreement;

c.   Litigation, Etc.
The following legal information concerning the Vendor shall be true and accurate on and as of the Closing Date:
i. on claim, action, suit, proceeding, arbitration or hearing or notice of hearing shall be pending or threatened against or affecting the Vendor, the Purchased or the Proprietary Information which would have a material adverse effect upon the Vendor or the transaction contemplated by this Agreement;

ii. no violation shall exist, or be alleged by any governmental authority to exist, of any law, statute, ordinance or regulation, the enforcement of which would materially adversely affect the Purchased or the Proprietary Information; and

iii. no law, regulation or decree shall have been proposed, adopted or promulgated, or have become effective, the enforcement of which would materially adversely affect the ability of the Vendor to consummate the transactions contemplated by this Agreement;

d.   Consents
The Vendor shall have delivered to the Vendee all consents and approvals of all persons and entities necessary for the performance of the transactions contemplated in this Agreement;

10. Conditions Precedent to the Obligations of the Vendor
The obligations of the Vendor hereunder are subject to fulfillment, at or prior to the Closing , of each of the following conditions, any or all of which may be waived in writing by the Vendor in its sole discretion:

a. Accuracy of Representations and warranties
Each of the representations and warranties of the Vendee contained in this Agreement shall be true on as of the Closing Date with the same force and effect as through made on as of the Closing Date, except as affected by the transaction contemplated hereby and the Vendee, if requested, shall have delivered to the Vendor a certificate to that effect;

b.   Performance of Covenants
The Vendee shall have performed and complied with all covenants, obligations and agreements to be performed or complied with by it on before the Closing Date pursuant to this Agreement; and

c. Litigation, Etc.
No claim, action, suit, proceeding, arbitration, investigation or hearing or notice of hearing shall be pending or threatened against or affecting the Vendee which might result or has resulted either in an action to enjoin or prevent or delay the consummation of the transactions contemplated by this Agreement.

11.  Ownership of Intellectual Property Rights

12.  Bilateral Non-disclosure Covenants
12.1 Covenant not to Disclose
Each party shall use reasonable procedures to safeguard the Proprietary Information, including releasing the Proprietary Information only to employees

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on a "need to know" basis and the parties covenant that during the term of this
Agreement and for a period of ten years thereafter they will not, unless required by law or regulatory authority, at any time, without the express prior written consent of the other party, which consent shall not be unreasonably withheld, disclose or otherwise make known or available to any person, firm, corporation or other entity, or use for its own account, any Proprietary Information except as specifically permitted under this Agreement.

12.2. Specific Performance

Each party acknowledges that:

a. the party who would be damaged by breach of the above covenant will not have any adequate remedy at law; and accordingly, the parties agree that either party shall have the right, in addition to any other rights it may have, to obtain in any court of competent jurisdiction, injunctive relief to restrain any breach or threatened breach or otherwise to specifically enforce any such covenants or any other obligations under this Agreement if a party is failing to perform any of its obligations hereunder.

13.  Export Regulations

The Vendee shall obtain at its expenses all necessary state and federal permits, licenses and approvals that are necessary for the Vendee to export the Purchased and technologies to jurisdictions outside USA and the Vendor shall cooperate with the Vendee in all reasonable respects.

14.  Sublicensing

The rights and licenses granted herein shall include the rights to grant sublicenses hereunder. The Vendee agrees to inform the Vendor for any sub licensing's information.

15.  Territorial Limits

Nothing contained in this Agreement shall be construed to grant to the Vendee any rights to Utilize the Purchased outside the Vendee's Territory.

16.  Refinement Disclosure

The parties shall disclose to each other all developments and improvements to the Purchased and all technical data information relating to any such developments or improvements to the Purchased that either may develop or acquire during the term of this Agreement.

17.  Miscellaneous

17.1 Severability

The invalidity of all or any part of any section of this Agreement shall not render invalid the remainder of this Agreement or the remainder of such section and any such provision of this Agreement that is as broad as to be unenforceable shall be interpreted to be only as broad as is enforceable.

17.2 Headings

The headings of sections, subsections and paragraphs of this Agreement are inserted for convenience only and shall not control or affect the meaning of construction of any of its provisions.

17.3 Waiver

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No action taken pursuant to this Agreement, including any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action or compliance with any representation, warranty, covenant or agreement contained herein, and the waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

17.4 Binding Effects, Benefits

This Agreement shall enure to the benefit of and shall be binding upon the parties hereto and their respective heirs, personal representatives, successors and assigns.

17.5 Entire Agreement, Amendment

This Agreement, including all schedules attached hereto, constitutes the entire agreement and supersedes all prior agreements and understandings, oral and written, between the parties hereto with respect to the subject matter hereof and may not be amended, modified or terminated unless in a written instrument executed by the party or parties sought to be bound.

17.6 Counterparts

This Agreement may be executed in any number of counterparts, each of which when executed, shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

17.7 Third Parties

Nothing in this Agreement, whether expressed or implied, is intended to confer any rights or remedies on any person other than the parties to this Agreement, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third party, nor shall any provision give any third party any right of subrogation or action against any party to this Agreement.

17.8 Governing Laws

This Agreement shall be construed as to both validity and performance and enforced in accordance with and governed by the laws of STATE OF NEVADA, USA.

17.8 Waiver of Breach

The waiver of any breach of any provision of this Agreement or failure to enforce any provision hereof shall not operate or be construed as a waiver of any subsequent breach by any party.

17.9 Disputes

In any litigation or disputes arising out of this Agreement the prevailing party will be entitled to recover all reasonable costs and attorney fees, including costs and fees on appeal.

17.10 Rights Cumulative

The provisions of this Agreement shall not be construed as limiting any rights or remedies that either party may otherwise have under the applicable law.

17.11 Independent Counsel

Each party acknowledges that it has retained independent counsel to review the terms of this Agreement and to advise as to the legal effect will have upon the respective rights and obligations arising hereunder.

17.12 Assignment Clause

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This Agreement any not is assigned by either party without the consent of the other having first been obtained in writing.

17.13 Force Majeure

Neither party hereto shall be responsible for the failure or delay in performing any of its obligations due to cause beyond its control and these causes shall include, but shall not be restricted to fire, storm, flood, earthquake, explosion, accident, acts of a public enemy, war, rebellion, insurrection, sabotage, epidemic, quarantine restrictions, labor disputes, transportation embargos, or failure or delays in transportation, acts of God, acts, rules, regulations, orders or directives of any national government or agency thereof, acts, rules, regulations, orders or directives of any provincial or local government or agency thereof, or the order of any court of competent jurisdiction.


IN WITNESS WHEREOF, the parties hereto have hereunto executed this Agreement as of the day and year first above written.

" The  VENDEE":

THE CORPROATE SEAL of Was hereunto affixed in the presence of:


                        /s/ Julianna Lu
                            -----------
                            Julianna J Lu,
                            The President/CEO, an authorized signatory


                        /s/ Dick Wu
                            -------
                            Dick Wu, The Director


                        /s/ Yu Xiao Fei
                            -----------
                            XiaoFei Yu,
                            Vice President/Director

CHINA HEALTH HOLDING, INC., PARK PLACE SUITE 600 - 666 Burrard Street, Vancouver, BC Canada, V6C 2X8

Date: 22st of  MARCH, 2005.

"The VENDOR":

THE CORPROATE SEAL of

Was hereunto affixed in the presence of:, DATE ON MARCH 25TH 2005
/s/ Yu, Xiao Fei,
----------------
Yu Xiao Fei, An authprized signatory, located at: Dept. of Philosophy, Da-You-Zhuang 100 Hao, Hai-Dian District, Beijing
100091, P.R. China
/s/ Yu, Fei,
-------------
Yu Fei, An authorized signatory, located at East 4 - #602, Hai-Dian-Nan-Lu, Hai-Dian District, BeiJing, PR China, 100080

Was hereunto affixed in the presence of witness:
/s/ Zhang Li Fen an authorized signatory, ,
----------------
Print Name: Zhang Li Fen of witness.

Date: 22nd OF MARCH, 2005
Disclaimer: Certain information in this document contain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Investors and other persons reading this document are cautioned that such forward-looking statements invoke risks and uncertainties, including factors outside the control of China Health Holding Inc. that may affect its business prospects, performance and operating results. These include economic, competitive, governmental, technological and other factors described and discussed in the company's filings with the Securities and Exchange Commission".

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